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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                          LIONBRIDGE TECHNOLOGIES, INC.
                          -----------------------------
             (Exact name of registrant as specified in its charter)

            DELAWARE                                       04-3398462
    ----------------------                               -------------------
   (State of incorporation                               (IRS Employer
   or organization)                                      Identification No.)

                 950 WINTER STREET, WALTHAM, MASSACHUSETTS 02451
                 -----------------------------------------------
               (Address of principal executive offices) (Zip Code)



If this form relates to the                  If this form relates to the
registration of a class of                   registration of a class of
securities pursuant to Section               securities pursuant to Section
12(b) of the Exchange Act and is             12(g) of the Exchange Act and is
effective pursuant to General                effective pursuant to General
Instruction A.(c), please check the          Instruction A.(d), please check the
following box:    / /                        following box:   /X/


Securities Act registration statement file number to which this form relates:
333-81233 (If applicable)

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                       Name of each exchange on which
to be so registered                          each class is to be registered
-------------------                          ------------------------------

      None                                              N/A

        Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, $.01 par value per share
                     --------------------------------------
                                (Title of Class)




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Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

      Information concerning the Registrant's Common Stock is contained under the caption "Description of Capital Stock" in the Registrant's Registration Statement of Form S-1 (File No.333-81233), as filed with the Securities and Exchange Commission on June 21, 1999, as amended pursuant to the Securities Act of 1933, as amended (the "Registration Statement"), and such information is incorporated herein by reference.


Item 2.  EXHIBITS

Exhibit No.                    Exhibit

1. Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registration Statement).

2.       Form of Second Amended and Restated Certificate of Incorporation of the
         Registrant to be filed upon the closing of the offering (incorporated herein by reference to Exhibits 3.2 and 4.1 to the Registration
         Statement).

3.       By-laws of the Registrant (incorporated herein by reference to Exhibit
         3.3 to the Registration Statement).

4. Form of Amended and Restated By-laws of the Registrant to become effective upon the closing of the offering (incorporated herein by reference to Exhibits 3.4 and 4.2 to the Registration Statement).

5. Certificate of Amendment to Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.5 to the Registration Statement).

6.       Form of Certificate of Amendment to Restated Certificate of
         Incorporation of the Registrant (effecting reverse stock split)
         (incorporated herein by reference to Exhibit 3.6 to the Registration
         Statement).

7.       Specimen Certificate for shares of the Registrant's Common Stock
         (incorporated herein by reference to Exhibit 4.3 to the Registration
         Statement).

8. 1998 Stock Plan (incorporated herein by reference to Exhibit 10.1 to the Registration Statement).

9.       1999 Employee Stock Purchase Plan (incorporated herein by reference to
         Exhibit 10.2 to the Registration Statement).

10.      Second Restated Registration Rights Agreement dated as of February 26,
         1999 by and among the Registrant, Capital Resource Lenders III, L.P.,
         Morgan Stanley Venture Capital Fund II Annex, L.P., Morgan Stanley
         Venture Investors Annex, L.P. and each of the other parties listed on the signature pages thereto (incorporated herein by reference to Exhibit 10.8 to the Registration Statement).


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                                    SIGNATURE


      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      LIONBRIDGE TECHNOLOGIES, INC.



                                      By:  /s/ Rory J. Cowan
                                           ----------------------------------
                                           Rory J. Cowan
                                           President, Chief Executive Officer
                                               and Chairman of the Board

Date:  August 4, 1999